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                                                                   Exhibit 10.31





                              ARGO-TECH CORPORATION

                       1997 STOCK APPRECIATION RIGHTS PLAN
                       -----------------------------------


         1. Pursuant to authority delegated by the full Board of Directors of Argo-Tech Corporation ("Argo-Tech"), the Compensation and Benefits Committee (the "Committee") of the Directors of Argo-Tech shall, upon such terms and conditions consistent herewith as they may determine, authorize the granting to full-time employees of Argo-Tech and its subsidiaries (employees receiving such grants being called the "Grantees") of "Stock Appreciation Rights." A "Stock Appreciation Right" is the right to receive pursuant hereto and in accordance with a stock appreciation rights agreement in the form prescribed by the Committee from time to time (the "SAR Agreement"), an amount, in cash (less appropriate withholdings), equal to the increase, if any, in the value, determined in accordance with Section 7 below, of one share of AT Holdings Corporation ("Holdings") Class A Common Stock from a date (the "Initial Date") specified by the Committee and set forth in each SAR Agreement (which Initial Date shall not be earlier than May 17, 1994) to the date of exercise of the Stock Appreciation Right pursuant to the SAR Agreement.

         2. The total number of Stock Appreciation Rights which may be granted pursuant to this 1997 Stock Appreciation Rights Plan shall not exceed Thirty-Four Thousand, Four Hundred Fifty (34,450) except to the extent of adjustments authorized pursuant to Section 7.

         3. The number of Stock Appreciation Rights to be granted to a Grantee pursuant to an SAR Agreement may be fixed by the Committee in its sole discretion. Successive grants of


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Stock Appreciation Rights may be made to the same person whether or not the
Stock Appreciation Rights first granted to such person remain unexercised.

         4. No Stock Appreciation Right shall be transferable by a Grantee other than by will or the laws of descent and distribution. Stock Appreciation Rights shall be exercisable during the Grantee's lifetime only by the Grantee.

         5. No Stock Appreciation Right shall be exercised after January 2,
2005.

         6. Although Argo-Tech may, in its discretion, make such provision as it deems advisable for funding the ultimate payment of Stock Appreciation Rights granted hereunder, no assets of Argo-Tech or its subsidiaries shall be required to be segregated for that purpose or held in trust for the benefit of Grantees, it being the intention of this Plan that all Stock Appreciation Rights shall constitute at all times general unsecured contractual obligations of Argo-Tech.

         7. (a) For the purposes of this 1997 Stock Appreciation Rights Plan the value of each share of AT Holdings Corporation Class A Common Stock (the "Shares") shall be determined as follows:

               (i) if there exists no public market for the Shares or any other securities of Holdings or Argo-Tech that may have been substituted for the Shares pursuant to Section 7 (b) herein, the value per share shall be the fair market value of such Shares as most recently determined pursuant to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust; for this purpose, at May 17, 1994, such value was $40.00 per share; or

               (ii) if there exists a public market for the Shares, their fair market value shall be the closing price per share of AT Holdings Corporation Class A Common Stock on the New York Stock Exchange, as reported on the Composite Tape (or other


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                    national securities exchange if Holdings Class A Common
                    Stock is not then traded on the New York Stock Exchange), for the day of valuation (or if there is no trading of the Class A Common Stock on that date, then the last preceding date on which there was trading), or if the AT Holdings Corporation Class A Common Stock is not then listed on a national exchange, then the average of the per share closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not so reported by NASDAQ, as reported by the National Quotation Bureau, Inc. or any successor organization.



         (b) The Argo-Tech Board of Directors shall make or provide for such adjustments in the number of Stock Appreciation Rights granted under this 1997 Stock Appreciation Rights Plan, or in the securities of Holdings on which such rights shall be based, as such Board of Directors, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Grantees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of AT Holdings Corporation, (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase stock of AT Holdings Corporation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Argo-Tech Board of Directors may also make or provide for such adjustments in the number of Stock Appreciation Rights specified in Paragraph 2 of this Plan as such Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Paragraph.




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         8. The number of Stock Appreciation Rights, the Initial Date from which the relevant increase in value is to be determined, and other terms and conditions of the Stock Appreciation Rights granted pursuant hereto shall be set forth in an SAR Agreement. The form of each SAR Agreement shall be prescribed by the Committee and any SAR Agreement evidencing an outstanding Stock Appreciation Right may, with the concurrence of the affected Grantee be amended, provided that the terms and conditions of each such SAR Agreement and amendment are not inconsistent with this 1997 Stock Appreciation Rights Plan.

         9. Pursuant to authority granted by the Argo-Tech Board of Directors, the Committee shall administer this 1997 Stock Appreciation Rights Plan. Each interpretation or construction by the Committee or the Board of any provision of this Plan or an SAR Agreement shall be final and conclusive. No member of the Board or the Committee shall have any liability for any such interpretation, construction or determination made in good faith.





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                              ARGO-TECH CORPORATION

                       STOCK APPRECIATION RIGHTS AGREEMENT
                       -----------------------------------


         THIS STOCK APPRECIATION RIGHTS AGREEMENT evidences that _________________________ ("Grantee") who is _________________________ of
Argo-Tech Corporation ("Argo-Tech"), has been granted as of the ______ day of ____________________, _________________________ (_______) "Stock Appreciation
Rights" pursuant to the Argo-Tech 1997 Stock Appreciation Rights Plan (the "Plan"). As used herein and in the Plan a "Stock Appreciation Right" is the right to receive, pursuant hereto and in accordance with the Plan, an amount, in cash (less appropriate withholdings), equal to the increase, if any, in the value, determined in accordance with the Plan, of one share of AT Holdings Corporation ("Holdings") Class A Common Stock from a date (the "Initial Date") specified by the Compensation and Benefits Committee (the "Committee") of the Argo-Tech Board of Directors (the "Board") to the date of exercise of the Stock Appreciation Right in accordance with this Agreement (the "Exercise Date"). This Stock Appreciation Rights Agreement and the terms and conditions on which the Stock Appreciation Rights granted hereunder have been granted, as hereinafter set forth, have been approved in resolutions adopted by the Board.

         1. For the purpose of this Agreement, the Initial Date specified by the Committee is May 17, 1994; the value of one share of AT Holdings Corporation Class A Common Stock on such Initial Date, determined in accordance with the Plan, was Forty Dollars ($40.00)

         2. The Stock Appreciation Rights granted hereunder (until termination as hereinafter provided) shall be exercisable, except as provided otherwise in Paragraphs 3 and 4 hereof, only to the extent of one-fourth of the number of Stock Appreciation Rights covered hereby after the

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Grantee shall have been in the continuous employ of Argo-Tech or one of its subsidiaries for one full year after the date first set forth hereinabove and to the extent of an additional one-fourth of such Stock Appreciation Rights after each of the next three successive years thereafter during which the Grantee shall have been in the continuous employ of Argo-Tech or one of its subsidiaries. For the purposes of this paragraph, leaves of absence approved by the Board of Directors of Argo-Tech for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, the Stock Appreciation Rights granted hereby may be exercised in whole or in part from time-to-time.

         3. If Holdings Class A Common Stock (i) shall become registered under the Securities Exchange Act of 1934 or (ii) shall become otherwise eligible for trading on the New York Stock Exchange or other national exchange, or shall be quoted in the over-the-counter market on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or through the National Quotation Bureau, Inc. or any successor organization, then the Stock Appreciation Rights granted hereby shall become immediately exercisable in full. Upon the signing of any agreement for the merger or consolidation of Holdings with another corporation or for the sale of all or substantially all of the assets of Holdings or Argo-Tech to another corporation or upon adoption of any resolution of reorganization or dissolution of Holdings by the stockholders, or upon the occurrence of any other event or series of events, in the opinion of the Board, will or is likely to, if consummated, result in a change in control of Holdings or Argo-Tech, the Stock Appreciation Rights granted hereby shall become immediately exercisable in full. In the event that any such merger, consolidation, sale, reorganization, liquidation or other event or series of events shall be abandoned, the Stock Appreciation Rights granted hereby shall be exercisable thereafter only as provided otherwise in Paragraph 2, unless the Board shall determine and notify the Grantee to the

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contrary. Any exercise of the Stock Appreciation Rights granted hereby that may have occurred prior to such determination shall be valid and effective in all respects.

         In the event: (i) Grantee ceases to be an employee of Argo-Tech or an Argo-Tech subsidiary by reason of an "Event I Termination" (as such term is defined in that certain Vestar/AT Holdings Corporation Stockholders' Agreement dated December 24, 1990 (the "Original Stockholders' Agreement"); (ii) "Tag-Along Rights" become effective pursuant to Section 9.06 of that certain AT Holdings Stockholders' Agreement dated May 17, 1994, as amended (the "Current Stockholders Agreement"); or (iii) "Drag-Along" rights are exercised pursuant to
Section 9.07 of the Current Stockholders' Agreement, the Stock Appreciation Rights granted hereby shall become immediately exercisable in full.

         4. The Stock Appreciation Rights granted hereby shall terminate on the earliest of the following dates:

                  (A) Thirty (30) days after the date on which the Grantee ceases to be an employee of Argo-Tech or an Argo-Tech subsidiary by reason of an "Event II Termination" or an "Event III Termination" (as such terms are defined in subsection 6.02(a) of the Original Stockholders' Agreement);

                  (B) Ninety (90) days after the date on which the Grantee ceases to be an employee of Argo-Tech or an Argo-Tech subsidiary by reason of an "Event I Termination" (as such term is defined in subsection 6.02(a) of the Original Stockholders' Agreement); or

                  (C) January 2, 2005.

Nothing contained in this Option shall limit whatever right Argo-Tech or an Argo-Tech subsidiary might otherwise have to terminate the employment of a Grantee.



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         5. The Grantee may exercise the Stock Appreciation Rights granted hereby in whole or in part to the extent such Stock Appreciation Rights are exercisable by delivering to Argo-Tech a notice in writing indicating such Grantee's intent to exercise the Stock Appreciation Rights, stating the number of such Stock Appreciation Rights being exercised. The Exercise Date shall be the date of Argo-Tech's receipt of such notice. Within thirty (30) days after the Exercise Date, Argo-Tech shall pay Grantee an amount, in cash (less all appropriate withholdings) equal to the increase, if any, in the value, determined in accordance with the Plan, of one share of Holdings Class A Common Stock from the Initial Date to the Exercise Date multiplied by the number of Stock Appreciation Rights being exercised.

         6. The Stock Appreciation Rights granted hereunder are not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and are exercisable, during the lifetime of the Grantee, only by the Grantee, or the legal representative of the Grantee.

         7. The Stock Appreciation Rights granted hereby shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law.

         8. The Board shall make or provide for such adjustments in the number of Stock Appreciation Rights granted hereunder as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Grantee hereunder that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Holdings,
(b) any merger, consolidation, separation, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase stock of Holdings, or
(c) any other corporate transaction or event having an effect similar to any of the foregoing.
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         9. The term "Subsidiary" as used in this Stock Appreciation Rights
Agreement means any corporation (other than AT Holdings Corporation) in an unbroken chain of corporations beginning with AT Holdings Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Stock Appreciation Rights Agreement, the continuous employ of the Grantee with Argo-Tech shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an employee of Argo-Tech, by reason of the transfer of his employment among Argo-Tech and its Subsidiaries.

         10. The Grantee shall not be entitled, on the basis of this Agreement or the Stock Appreciation Rights granted hereby, to any rights as a shareholder of Holdings or Argo-Tech, including, without limitation, ownership, the right to vote or to receive dividends.

         11. This Stock Appreciation Rights Agreement may be amended by a writing executed on behalf of each of Argo-Tech and the Grantee.

         EXECUTED at __________________, _____ this _______ day of __________,
_____.


                                         ARGO-TECH CORPORATION


                                         By:__________________________________

                                         Title:




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